As filed with the Securities and Exchange Commission on December 5, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Select Income REIT

(Exact name of registrant as specified in governing instruments)

Two Newton Place, 255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

(617) 796-8303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Popeo

Select Income REIT

Two Newton Place, 255 Washington Street, Suite 300

Newton, Massachusetts 02458-1634

(617) 796-8303

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Alexander A. Notopoulos Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800	Bartholomew A. Sheehan Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-185131

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Shares of Beneficial Interest, $.01 par value per share	$27,600,000	$3,764.64

(1)                The registrant previously registered an aggregate of 6,900,000 common shares of beneficial interest, $.01 par value per share (“Shares”), for a proposed maximum aggregate offering price of $176,847,000 pursuant to the Registration Statement on Form S-11 (File No. 333-185131), which registration statement was declared effective by the Securities and Exchange Commission on December 5, 2012, for which a filing fee of $24,122 was paid.  This Registration Statement is for an increased maximum aggregate offering price of $27,600,000 based on the offering price of the Shares.

(2)                Includes Shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction G to Form S-11, to register an additional 1,150,000 common shares of beneficial interest, $.01 par value per share, having a maximum aggregate offering price of $27,600,000, comprising the same class of securities covered by an earlier Registration Statement on Form S-11 (File No. 333-185131), as amended (the “Prior Registration Statement”), filed by Select Income REIT with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on December 5, 2012.  The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on December 5, 2012.

SELECT INCOME REIT

By:	/s/ JOHN C. POPEO
Name:	JOHN C. POPEO
Title:	Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	President and Chief Operating Officer	December 5, 2012
David M. Blackman

	/s/ JOHN C. POPEO	Treasurer and Chief Financial Officer	December 5, 2012
	John C. Popeo	(principal financial officer and principal accounting officer)

	*	Independent Trustee	December 5, 2012
Donna D. Fraiche

	*	Independent Trustee	December 5, 2012
William A. Lamkin

	*	Managing Trustee	December 5, 2012
Adam D. Portnoy

	*	Managing Trustee	December 5, 2012
Barry M. Portnoy

	*	Independent Trustee	December 5, 2012
Jeffrey P. Somers

*By:	/s/ JOHN C. POPEO		December 5, 2012
John C. Popeo Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Venable LLP.
8.1	Opinion of Sullivan & Worcester LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).
23.3	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 8.1).
24.1	Power of Attorney.*

*                                         Filed as exhibit 24.1 to the registrant’s Registration Statement on Form S-11 (File No. 333-185131) filed with the Securities and Exchange Commission on November 23, 2012.